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                                   EXHIBIT 11
                             Biscayne Apparel, Inc.
                        Computation of Per Share Earnings
                          (Dollars in Thousands, Except
                               Per Share Amounts)
                                   (Unaudited)

                                                         THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                                JUNE 30,                               JUNE 30,
                                                       ---------------------------           ---------------------------
                                                          1998            1997                   1998            1997
                                                       -----------    ------------           -----------     -----------
Net loss ........................................      $    (3,759)   $     (1,458)          $    (5,662)    $    (2,568)
                                                       ===========    ============           ===========     ===========


BASIC:
------

Weighted average common shares outstanding ......       10,771,662      10,762,895            10,771,662      10,753,037
                                                       ===========    ============           ===========     ===========


Basic net loss per share ........................      $     (0.35)   $      (0.14)          $     (0.53)    $     (0.24)
                                                       ===========    ============           ===========     ===========


DILUTED:
--------

Weighted average common shares outstanding.......       10,771,662      10,762,895            10,771,662      10,753,037

Potential dilution upon exercise of stock
  options and warrants ...........................              --              --                    --              --
                                                       -----------    ------------           -----------     -----------

Shares used in computing net loss
   per common share ..............................      10,771,662      10,762,895            10,771,662      10,753,037
                                                       ===========    ============           ===========     ===========

Diluted net loss per share ......................      $     (0.35)   $      (0.14)          $     (0.53)    $     (0.24)
                                                       ===========    ============           ===========     ===========